UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2008 (December 5, 2008)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 5, 2008, the Board of Directors of Arch Coal, Inc. (the “Company”) approved amendments to the Company’s bylaws, effective immediately. The amendments revise Articles I, II and V of the Company’s bylaws. The principal features of the amendments are as follows:
     Advance Notice Requirements
     Article II (Board of Directors) of the bylaws require stockholders intending to make a director nomination or bring other business at a stockholders’ meeting to have provided the Company advance written notice of such nominations or business, generally between 70 and 90 days before the stockholders’ meeting. The amended bylaws (i) explicitly provide that the bylaws apply to all stockholder nominations and proposals of business and are the exclusive means for a stockholder to submit such business, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements), and (ii) expands the required disclosure regarding the stockholders making such proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives (including synthetic and temporary stock ownership) and rights to vote any shares of any security of the Company. In addition, the amended bylaws provide that a stockholder making a director nomination or bringing other business at a stockholders’ meeting must not only be a stockholder at the time of the notice, but also at the time of the annual meeting.
     Indemnification
     Article V (Indemnification) of the bylaws provides a summary of the indemnification rights of directors and officers of the Company. The amended bylaws clarify that those indemnification rights shall be deemed to be a contract between the Company and the directors and officers of the Company and provide that those rights may not be retroactively amended or modified without the consent of the director or officer.
     Director Removal
     Article II (Board of Directors) of the bylaws provides the means by which a director may be removed. The amended bylaws eliminate the ability of stockholders to remove a director without cause.
     Miscellaneous
     Article I (Meetings of Stockholders) and Article II (Board of Directors) of the bylaws (i) provide the means by which special stockholders’ meetings may be called and (ii) describe the extent to which stockholders may act by written consent. The amended bylaws reconcile these provisions with the corresponding provisions of the Company’s Restated Certificate of Incorporation. Specifically, the Company’s Restated Certificate of Incorporation currently provides that special stockholder meetings may be called only by the Board of Directors and that stockholders may not act by written consent in lieu of a meeting. The amended bylaws make the corresponding provisions consistent with those contained in the Company’s Restated Certificate of Incorporation.
     The amended bylaws, and a copy marked to show changes from the prior bylaws, are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following exhibit is attached hereto and filed herewith.

Exhibit
No.	Description

3.1	Arch Coal, Inc. Bylaws, as amended effective as of December 5, 2008.

3.2	Arch Coal, Inc. Bylaws, marked to show amendments effective as of December 5, 2008.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2008	Arch Coal, Inc.

	By:	/s/ Robert G. Jones

Robert G. Jones
Senior Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit
No.	Description

3.1	Arch Coal, Inc. Bylaws, as amended effective as of December 5, 2008.

3.2	Arch Coal, Inc. Bylaws, marked to show amendments effective as of December 5, 2008.

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